UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 15, 2016 (December 15, 2016)
Adobe Systems Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On December 15, 2016, Adobe Systems Incorporated (“Adobe”) issued a press release announcing its financial results for its fourth fiscal quarter ended December 2, 2016. A copy of this press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference. Adobe also provided certain financial targets for the first quarter of fiscal 2017, the full year of fiscal 2017, and reaffirmed its long-term financial targets, a copy of which is furnished hereto as Exhibit 99.2.
The information in this report and the exhibit attached hereto are being furnished and shall not be deemed filed for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.
The attached press release includes non-GAAP operating income, non-GAAP net income, non-GAAP tax rate and non-GAAP diluted net income per share.
These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.
For our internal budgeting and resource allocation process, we use non-GAAP financial measures, net of the related tax impacts, which exclude: (A) stock-based and deferred compensation expenses; (B) restructuring and other charges; (C) amortization of purchased intangibles and technology license arrangements; (D) accrued loss contingencies associated with one-time litigation events; (E) investment gains and losses; (F) gain on sale of property assets; (G) income tax adjustments; and (H) the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes.
We use these non-GAAP financial measures in making operating decisions because we believe the measures provide meaningful supplemental information regarding our operational performance and give us a better understanding of how we should invest in research and development and fund infrastructure and go-to-market strategies. We use these measures to help us make budgeting decisions, for example, as between product development expenses and research and development, sales and marketing and general and administrative expenses and to facilitate our internal comparisons to our historical operating results. In addition, we believe these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management and to compare operating results across accounting periods and to those of our peer companies.
As described above, we exclude the following items from one or more of our non-GAAP measures:
A.     Stock-based and deferred compensation expenses and related tax impact. Stock-based compensation expense consists of charges for employee restricted stock units, performance shares, stock options and employee stock purchases in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options and restricted stock units assumed in connection with our acquisitions. As we apply current stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance, liquidity and our ability to invest in research and development and fund acquisitions and capital expenditures. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations. Deferred compensation expense consists of charges associated with movements in our liability related to our deferred compensation plan. Although deferred compensation expense constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires current cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations. We further believe these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding these items from various non-GAAP measures facilitates comparisons to our competitors’ operating results.
B.     Restructuring and other charges and related tax impact. During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for former Adobe employees whose positions were eliminated and the consolidation of leased facilities. Restructuring and other charges are excluded from non-GAAP results because such expense is not used by us to assess the core profitability of our business operations.
C.     Amortization of purchased intangibles and technology license arrangements and related tax impact. We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) purchased technology, (ii) trademarks, (iii) customer contracts and relationships and (iv) other intangibles. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance, liquidity and our ability to invest in research and development and fund acquisitions and capital expenditures. In addition, excluding this item from various non-GAAP measures facilitates our internal comparisons to our historical operating results and comparisons to our competitors’ operating results. Periodically, we also incur charges related to prior activity in connection with technology license arrangements. We exclude these items because these expenses are not reflective of ongoing operating results in the period incurred.
D.        Accrued loss contingencies associated with one-time litigation events.  In connection with ongoing litigation or similar events, we accrue losses in the event such losses are determined to be both probable and estimable in accordance with Accounting Standards Codification (ASC) 450-20, Loss Contingencies. Upon resolution of the litigation or event, we adjust the accrual to reflect final resolution. From time to time we exclude such activity and the related tax impact when they relate to one-time events that are unrelated to our ongoing business and operating results.

E.     Investment gains and losses and related tax impact. We incur investment gains and losses principally from realized gains or losses from the sale and exchange of marketable equity investments, other-than-temporary declines in the value of marketable and non-marketable equity securities, unrealized holding gains and losses associated with our deferred compensation plan assets (classified as trading securities) and gains and losses on the sale of equity securities held indirectly through investment partnerships. We do not actively trade publicly held securities nor do we rely on these securities positions for funding our ongoing operations. We exclude gains and losses and the related tax impact on these equity securities because these items are unrelated to our ongoing business and operating results.
F.         Gain on sale of property assets and related tax impact. During the fourth quarter of fiscal 2015, we sold land and an unoccupied building located in San Jose, California. We exclude such gains and the related tax impact as they are unrelated to our ongoing business and operating results.

G.     Income tax adjustments. Our income tax expense is based on our GAAP taxable income and actual tax rates in effect, which can differ significantly from the long-term non-GAAP tax rate applied to our non-GAAP financial results. In arriving at our long-term non-GAAP tax rate, certain non-recurring and period specific income tax adjustments, such as a one-time tax charge in connection with an acquisition, reenactment of the Federal Research and Development tax credit and resolution of income tax audits (such as occurred in the fourth quarter of fiscal 2016), are made to help us to assess the core profitability of our business operations. We evaluate this long-term non-GAAP tax rate only on an annual basis. This long-term non-GAAP tax rate could be subject to change for a number of reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate. Based on our long-term projections, a long-term non-GAAP tax rate of 21% has been applied to our non-GAAP financial results in both fiscal 2015 and fiscal 2016.
H.     Income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Excluding the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to our ongoing operations.
We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our financial results as determined in accordance with GAAP and that these measures should only be used to evaluate our financial results in conjunction with the corresponding GAAP measures and that is why we qualify the use of non-GAAP financial information in a statement when non-GAAP information is presented.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1 Press release issued on December 15, 2016 entitled “Adobe Reports Record Revenue and Net Income”
99.2 Adobe Financial Targets

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

By:	/s/ MARK GARRETT
Mark Garrett
Executive Vice President and Chief Financial Officer

Date: December 15, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued on December 15, 2016 entitled “Adobe Reports Record Revenue and Net Income”
99.2	Adobe Financial Targets